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                                                                   EXHIBIT 10.52



COMPANY:   GlobalSantaFe Corporation (the "Company")

ITEM:      Preambles and Resolution of the Board of Directors

SUBJECT:   Non-Employee Director Compensation Schedule

DATE:      December 5, 2001


                  WHEREAS, the Compensation Committee of the Board of Directors of the Company has recommended a schedule of compensation for the Company's non-employee directors; and

                  WHEREAS, having carefully considered the recommendations of the Compensation Committee, the Board of Directors desires to approve a non-employee director compensation schedule;

                  IT IS THEREFORE RESOLVED that, effective immediately and until such time as revised by resolution of the Board of Directors of the Company, the compensation schedule annexed hereto as Exhibit A shall be applicable to the Company's non-employee directors.




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                                    EXHIBIT A



                            GLOBALSANTAFE CORPORATION

               Schedule of Compensation for Non-Employee Directors



                              --------------------



         Annual Retainer                             $32,000


         Committee Chairman Annual Retainer          $ 4,000


         Board Meeting Fee                           $ 2,000(1)


         Committee Meeting Fee                       $ 2,000(1)


         Special Assignment Fee (per day)            $ 1,000


         New Member Stock Option Grant (#)            10,000(2)


         Annual Stock Option Grant (#)                 8,000(2)



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(1)  The fee will be $1,000 if participation is by telephone.
(2) All stock options will vest 50% one year from date of grant and the remaining 50% two years from date of grant.